As filed on March 29, 1999
                                                 Registration No. 333-59777
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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ---------------------------

                    POST-EFFECTIVE AMENDMENT NUMBER 1 TO
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                        COMMISSION FILE NO. 1-12909

                        INTERNATIONAL COMPUTEX, INC.
           (Exact name of registrant as specified in its charter)


           GEORGIA                                    58-1938206
(State or other jurisdiction                        (IRS Employer
of incorporation or organization)                 Identification No.)

                        International CompuTex, Inc.
                  5500 Interstate North Parkway, Suite 507
                        Atlanta, Georgia 30328-4662
                               (770) 953-1464
                        ---------------------------

           (Address of registrant's Principal Executive Offices)

                         1996 Stock Option Plan and
          1995 Restricted Nonqualified Incentive Stock Option Plan
                        (collectively, the "Plans")
                         (Full titles of the plans)
                        ---------------------------

                               Henry B. Levi
                          Gambrell & Stolz, L.L.P.
                         Suite 4300, SunTrust Plaza
                         303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308
                               (404) 577-6000
                        ---------------------------

                  (Name and address of agent for service)

                      Copies of all communications to:
                 Haim E. Dahan, Chief Executive Officer and
                  Ralph E. Walter, Chief Financial Officer
                        International CompuTex, Inc.
                  5500 Interstate North Parkway, Suite 507
                        Atlanta, Georgia 30328-4662
                               (770) 953-1464

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


BACKGROUND

On July 23, 1997, the Issuer filed with the Commission Registration Statement No. 333-31861 on Form S-8 in order to register 500,000 shares of Common Stock for issuance pursuant to the Issuer's 1996 Stock Option Plan. Under the Plan, 27,380 shares were issued under that Registration Statement pursuant to exercise of options during the period July 23, 1997 through July 23, 1998, leaving 472,620 registered shares unissued. A new Registration Statement on Form S-8, Registration No. 333-59777, was filed on July 24, 1998, registering 872,620 shares of Common Stock under the Plan. The new Registration Statement was intended to replace Registration Statement No. 333-31861 and applied to all shares issued pursuant to options exercised under the Plan on or after July 24, 1998. From July 24, 1998 through the date hereof, 2,880 shares were issued under Form S-8 Registration Statement No. 333-59777, leaving 869,740 shares of Common Stock available under that Registration Statement.

On March 25, 1999, the Issuer filed with the Commission a Form 15 to suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

DEREGISTRATION

Based upon the foregoing, the Issuer hereby deregisters the 869,740 shares of Common Stock heretofore registered and not sold pursuant to Registration Statement No. 333-59777.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Georgia, on March 24, 1999.

                              INTERNATIONAL COMPUTEX, INC.


                               By:   /s/ Haim E. Dahan
                                     --------------------------
                                     Haim E. Dahan,
                                     Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.


Name                          Capacity                   Date
----                          --------                   ----
           *                  Director
--------------------------
Leo Benatar

/s/ Haim E. Dahan             Director, Chief Executive  March 24, 1999
--------------------------    Officer (Principal
Haim E. Dahan                 Executive Officer) and
                              President

           *                  Director and Vice
--------------------------    President of Research
Michael J. Galvin             and Development

            *                 Director and Treasurer
--------------------------
Patricia Tuxbury Salem

            *                 Director
--------------------------
Hugh E. Sawyer


  /s/ Ralph E. Walter         Chief Financial Officer    March 24, 1999
---------------------------   and Controller (Principal
Ralph E. Walter               Financial and Accounting
                              Officer)


*By:  /s/ Haim E. Dahan                                  March 24, 1999
---------------------------
Haim E. Dahan,
as Attorney-in-Fact